Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
ExlService Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock	415(a)(6)	1,551,970		$ 0.00			S-3	333-263076	02/28/2022	$ 3,282.48

	Total Offering Amounts:					$ 0.00		$ 0.00

	Total Fees Previously Paid:							$ 0.00

	Total Fee Offsets:							$ 0.00

	Net Fee Due:							$ 0.00

(1)
Consists of a maximum of 1,551,970
shares of common stock to be sold by Orogen Echo LLC. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the registrant’s common stock.

In accordance with Rule 415(a)(6) under the Securities Act, the securities registered under this registration statement consist solely of 1,551,970 unsold shares of common stock that were previously registered on expiring registration statement (File
No. 333-263076),
filed on February 28, 2022, and were not sold thereunder. The registrant is carrying forward to this registration statement the unsold securities that were previously registered under the prior registration statement, and the filing fees of approximately $3,282.48 previously paid in connection with those securities will continue to be applied to the unsold securities that are being carried forward to this registration statement under Rule 457(a). In accordance with Rule 415(a)(6), no registration fee is due and the expiring registration statement (File
No. 333-263076)
will be deemed terminated as of the date of effectiveness of this replacement registration statement.